As filed with the Securities and Exchange Commission on August 2, 2004

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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO.1 TO FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Nevada	Bad Toys, Inc.	94-3371514
(State or Other Jurisdiction of Incorporation	(Name of Registrant in Our Charter)	(I.R.S. Employer Identification No.)
or Organization)
Larry N. Lunan
2344 Woodridge Avenue		2344 Woodridge Avenue
Kingsport, Tennessee 37664		Kingsport, Tennessee 37664
(423) 247-9560	3751	(423) 247-9560
(Address and telephone number of Principal	(Primary Standard Industrial	(Name, address and telephone number
Executive Offices and Principal Place of Business)	Classification Code Number)	of agent for service)
Copies to:
Clayton E. Parker, Esq. Kirkpatrick & Lockhart LLP 201 S. Biscayne Boulevard, Suite 2000 Miami, Florida 33131 Telephone: (305) 539-3300 Telecopier:(305) 358-7095	Christopher K. Davies, Esq. Kirkpatrick & Lockhart LLP 201 S. Biscayne Boulevard, Suite 2000 Miami, Florida 33131 Telephone:(305) 539-3300 Telecopier:(305) 358-7095

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount Of Registration Fee

Common Stock, par value $0.001 per share	6,877,652shares (2)	$1.75	$12,035,891.00	$1,525.47

TOTAL	6,877,652shares (2)	$1.75	$12,035,891.00	$1,525.47

(1)           Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of a recent date.

(2)           Of these shares, 6,654,836 are being registered under a Standby Equity Distribution Agreement and 217,246 were issued to Cornell Capital Partners, LP, as a one-time commitment fee under a Securities Purchase Agreement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned on July 30, 2004.

Date: July 30, 2004	Bad Toys, Inc.

By: /s/ Larry Lunan
____________________________________
Name: Larry Lunan
Title: President, Chief Executive Officer, and
Chairman of the Board of Director

By: /s/ Roger A. Warren
____________________________________
Name: Roger A. Warren
Title: Chief Financial Officer and
Principal Accounting Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry N. Lunan his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Larry Lunan
_______________________________________
Larry Lunan	Chairman of the Board of Directors, President and Chief Executive Officer	July 30, 2004

/s/ Roger A. Warren
_______________________________________
Roger A. Warren	Director, Chief Financial Officer and Principal Accounting Officer	July 30, 2004

/s/ Clinton L. Hubbard
_______________________________________
Clinton L. Hubbard	Director	July 30, 2004